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[LOGO OF PRICEWATERHOUSECOOPERS APPEARS HERE]


                                                                   Exhibit 23(a)



                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 21, 1999, except for Note 16, as to which the date is May 20, 1999, relating to the restated consolidated financial statements of United Technologies Corporation for the three years in the period ended December 31, 1998 included in its Current Report on Form 8-K dated June 11, 1999, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is included as an exhibit to such Form 8-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


   /s/PricewaterhouseCoopers LLP
      ----------------------------
   PricewaterhouseCoopers LLP
   Hartford, Connecticut
   October 14, 1999